EXHIBIT 99.1




PRESS RELEASE
May 16, 2008
For Immediate Release


For Further Information Contact:          Michael W. Dosland
                                          President and Chief Executive Officer
                                          First Federal Bankshares, Inc.
                                          329 Pierce Street, P.O. Box 897
                                          Sioux City, IA  51102
                                          712.277.0222

            FIRST FEDERAL BANKSHARES, INC. ANNOUNCES IMPAIRMENT LOSS
                            ON INVESTMENT SECURITIES

Sioux City, Iowa. First Federal Bankshares,  Inc. (the "Company") (Nasdaq Global
Market: FFSX), the parent company of Vantus Bank (the "Bank"), announced today an impairment loss on one of the Company's trust-preferred pooled securities. The impairment loss amounted to $3.3 million ($2.1 million after income taxes) for both the three and six month periods ended December 31, 2007. The impairment loss amounted to $489,000 and $3.8 million for the three and nine month periods ended March 31, 2008, respectively. The after-tax amounts for these periods were $312,000 and $2.4 million, respectively.

Following the impairment loss, the Company's net loss from operations for the three and six months ended December 31, 2007, was $1.8 million and $1.3 million, respectively. The net loss from operations for the three and nine months ended March 31, 2008, was $1.8 million and $3.2 million, respectively.

As  previously   reported  by  the  Company,   the  investment   rating  of  the
trust-preferred pooled security was lowered from `triple-B' to `triple-C' in December 2007, which resulted in a decrease to the estimated fair value of the security, a decrease that was determined by the Company to be not other than temporary. However, the Company has now determined that, due to the severity and duration of the decline in the price of the security, the impairment of the security is "other than temporary," necessitating the impairment loss.

As previously reported by the Company, in connection with the reduction in the investment rating of the security, the Company determined to restate its financial statements for the three and six months ended December 31, 2007. The Company's restated financial statements are included in a Form 10-Q/A filed with the Securities and Exchange Commission on May 16, 2008. In addition, the Company filed on May 16, 2008 its Form 10-Q for the three and nine month periods ended March 31, 2008. Details on the impairment loss are contained in these filings.

About Vantus Bank

The Company's banking subsidiary, Vantus Bank, is headquartered in Sioux City, Iowa. Founded in 1923, Vantus Bank is a community bank serving business and consumers in seven full-service offices in northwest Iowa, a full-service office in South Sioux City, Nebraska, and seven full-service offices in central Iowa, including four in the Des Moines market area.

Certain matters in the press release are "forward looking statements" intended to qualify for the safe harbor from liability as established by the Private Securities Litigation Reform Act of 1995. Such forward looking statements include words and phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends to," or similar expressions. Similarly statements that describe the Company's future plans, objectives, or goals are forward-looking statements. The Company wishes to caution the readers not to place undue reliance on any such forward-looking statements, which speak only as of the date of the press release, and to advise readers that various factors could affect the Company's financial performance and could cause results for future periods to differ materially from those anticipated or projected. Such factors include, but are not limited to: (i) general market interest rates, (ii) general economic conditions, (iii) legislative/regulatory changes, (iv) monetary and fiscal policies of the U.S. Treasury and Federal Reserve, (v) changes in the quality or composition of Company's loan and investment portfolios, (vi) demand for loan products, (vii) deposit flow, (viii) competition, (ix) demand for financial services in Company's markets and (x) changes in accounting principles, policies, or guidelines.



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